[EXHIBIT 16.1(a)]

[WEBB & COMPANY, P.A. LETTERHEAD]

February 4, 2009

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:

China Renewable Energy Holdings, Inc.

File Ref. No.  000-52918

We have read the statements of China Renewable Energy Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 28, 2009 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A.

Certified Public Accountants